As filed with the Securities and Exchange Commission on June 13, 1996
                                                            Registration No. 33-
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                          PATINA OIL & GAS CORPORATION
             (Exact name of Registrant as specified in its charter)


     Delaware                                                 75-2629477
State or other jurisdiction of                              (I. R. S. Employer
corporated or organization)                                  Identification No.)
                                  1625 Broadway
                             Denver, Colorado 80202
          (Address of principal executive offices, including zip code)

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     PATINA OIL & GAS CORPORATION 1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
               PATINA OIL & GAS CORPORATION 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Keith M. Crouch
                     Senior Vice President & General Counsel
                                  1625 Broadway
                             Denver, Colorado 80202
                     (Name and address of agent for service)

                                 (303) 592-4600
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                Thomas J. Edelman
                                    President
                          Patina Oil & Gas Corporation
                          595 Madison Ave., 27th Floor
                            New York, New York 10022

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
Title of          Amount     Proposed maximum   Proposed maximum    Amount of
securities to     to be      offering price    aggregate offering  registration
be registered   registered    per share *          price *            fee
- -------------------------------------------------------------------------------
Common Stock   1,500,000 shares
par value                       $6.4375           $9,656,250         $3,329.75
- -------------------------------------------------------------------------------
* Estimated, solely for purposes of calculating the registration fee on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on June 12, 1996.

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



                                    PART I I

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.         Incorporation of Documents by Reference.

       The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Patina Oil & Gas Corporation, a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

          (a) The Company's final prospectus dated April 4, 1996 filed pursuant to Rule 424(b) of the Securities Act of 1933 in connection with the Company's Registration Statement on Form S-4 (File No. 333-572);

          (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the prospectus referred to in (a) above.

          (c) The description of the Company's Common Stock, par value $.01 per share, included in the Company's Registration Statement on Form 8-A as filed with the Commission with respect to the Common Stock on April 25, 1996.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.         Description of Securities.

       Not applicable.

Item 5.         Interests of Named Experts and Counsel.

       Not Applicable.

Item 6.  Indemnification of Directors and Officers.

       Under Section 145 of the DGCL, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding because such person is or was an officer or director of the Company or is a person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and the Bylaws were adopted or as may be thereafter amended Article VI of the Company's Bylaws and Article Ninth of its Certificate of Incorporation expressly provided that they are not the exclusive methods of indemnification.

       Article VI of the Bylaws also provide that Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of Company or of another entity against any expense, liability or loss, regardless of whether Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Certificate of Incorporation contains such a provision.

       The Company has entered into indemnification agreements with each of its officers and directors and may in the future enter into such indemnification agreements with its directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth in the DGCL or the Certificate of Incorporation of the Company. Such provisions are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the Certificate of Incorporation and By-laws of the Company.

Item 7          Exemption from Registration Claimed.

       Not applicable.

Item 8.         Exhibits.

       Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      Exhibit
      Number                                       Description of Exhibits

       4.1 Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-572)

       4.2 Bylaws incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-4 (Registration No. 333-572)

       5.1               Opinion of Keith M. Crouch, Esq.

      23.1               Consent of Keith M. Crouch,  Esq.  (included in Exhibit
                         5.1)

      23.2               Consent of Arthur Andersen LLP

      23.3               Consent of Arthur Andersen LLP

      23.4               Consent of Coopers & Lybrand LLP

      24.1 Powers of attorney of directors (included on the signature page hereto)

Item 9.         Undertakings.

       The Company hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;



          (c)  To include any material  information  with respect to the plan of
               distribution not  previously   disclosed  in  the  Registration
               Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities rising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 13th day of June, 1996.


                          PATINA OIL & GAS CORPORATION


                                                       By: /s/ Thomas J. Edelman
                                                               Thomas J. Edelman
                                Chairman, President, and Chief Executive Officer

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Edelman, Rodney L. Waller and Keith M. Crouch, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Name                         Title                               Date
- --------------------     ------------------------------            -------------

/s/Thomas J. Edelman     Chairman, President, Chief                June 13, 1996
- -------------------      Executive Office And Director
Thomas J.  Edelman

/s/Brian J. Cree         Executive Vice President, Chief           June 13, 1996
- ------------------       Executive Office And Director
Brian J. Cree

/s/David J. Kornder      Vice President, Chief Financial Officer   June 13, 1996
- -------------------      (Principal Accounting And Financial Officer)
David J.  Kornder

/s/Robert J. Clark       Director                                  June 13, 1996
- ------------------
Robert J. Clark

/s/Jay W. Decker         Director                                  June 13, 1996
- ----------------
Jay W. Decker

/s/William J. Johnson    Director                                  June 13, 1996
- ---------------------
William J. Johnson

/s/Alexander P. Lynch    Director                                  June 13, 1996
- ---------------------
Alexander P.Lynch

/s/John C. Snyder        Director                                  June 13, 1996
- -----------------
John C.  Snyder